EX-23.2(a)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated February 10, 2012 related to the audits of Micro Imaging Technology, Inc. for the year ended October 31, 2011 in this Registration Statement on Form S-1.

We also consent to the reference to my firm under the caption “Experts” in the Prospectus which is part of the Registration Statement.

/s/ Farber Hass Hurley LLP

Granada Hills, California

April 17, 2012